UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 1, 2021

Regional Health Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	81-5166048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

454 Satellite Boulevard, NW

Suite 100

Suwanee, Georgia 30024

(Address of Principal Executive Offices, and Zip Code)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	RHE	NYSE American
10.875% Series A Cumulative Redeemable Preferred Stock, no par value	RHE-PA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

As previously reported, Regional Health Properties, Inc. (together with its subsidiaries, “Regional”) entered into an Agreement Regarding Leases, dated December 1, 2020, to terminate the subleases for its Tara and Powder Springs facilities (the “Agreement”). For additional information, see Regional’s Current Report on Form 8-K filed on December 7, 2020.

Under the Agreement, possession, control and operation of the Tara and Powder Springs facilities transitioned from the then-current tenants to Regional at 12:01 a.m. on January 1, 2021. Effective January 1, 2021, Regional leased the Powder Springs facility to a new tenant and operator, PS Operator LLC (“PS Operator”), pursuant to a Lease between Regional and PS Operator executed December 31, 2020 (the “PS Sublease”). Regional will continue to operate the Tara facility and has entered into a Management Consulting Services Agreement (the “Management Agreement”) with Vero Health Management, LLC (“Vero”) under which Vero will provide management consulting services for the Tara facility.  An affiliate of Vero operates Regional’s Mountain Trace facility pursuant to a Lease between Regional and the affiliate dated February 28, 2019.

The PS Sublease will expire on August 31, 2027, subject to two five-year optional extensions. For the first six months, the base rent under the PS Sublease will equal the Adjusted EBITDAR (as defined in the PS Sublease) of PS Operator to the extent derived from the Powder Springs facility. For months seven through twenty-four, the base rent will equal 80% of the Adjusted EBITDAR; however, beginning with month thirteen the base rent may not exceed $150,000 per month. Beginning with month twenty-five, the base rent will be $140,000 per month.

For the first three months, the PS Sublease will not be a “triple net” lease and PS Operator will only be obligated to pay the base rent, with Regional paying all taxes, utility charges, operating expenses, insurance premiums and all other expenses with respect to the Powder Springs facility (collectively, the “Expenses”). Beginning with the fourth month and thereafter, the PS Sublease will be a “triple net” lease with PS Operator responsible for payment of all Expenses in addition to rent.

If the monthly average adjusted cash flows of PS Operator (as described in the PS Sublease) is less than $100,000 for any consecutive three-month period after the sixth month of the PS Sublease, then Regional may terminate the PS Sublease subject to the conditions set forth in the PS Sublease. The PS Sublease also includes customary covenants, events of default and indemnification obligations.

Under the Management Agreement, Regional will pay Vero a monthly management fee equal to 5% of the Adjusted Gross Revenues (as defined in the Management Agreement) of the Tara facility. The Management Agreement also includes customary covenants, termination provisions and indemnification obligations.

The above summaries of the PS Sublease and the Management Agreement are qualified in their entirety by reference to the full text of the PS Sublease and the Management Agreement, which are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Lease, dated as of January 1, 2021, by and between ADK Georgia, LLC and PS Operator, LLC.

Exhibit 99.2	Management Consulting Services Agreement, dated as of January 1, 2021 by and between Vero Health Management, LLC, and Tara Operator, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 7, 2021	REGIONAL HEALTH PROPERTIES, INC.

/s/ Brent Morrison
Brent Morrison
Chief Executive Officer and President

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